Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-283525) and Form S-8 (File No. 333-296503) of our report dated July 29, 2026, relating to the consolidated financial statements of Primech Holdings Limited and Subsidiaries as of March 31, 2026 and 2025, and for the years then ended, included in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ Weinberg & Company, P.A.

Los Angeles, California

July 29, 2026